UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

EQUITY OFFICE PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-13115 (Commission File Number)	36-4151656 (IRS Employer Identification No.)

Two North Riverside Plaza	60606
Suite 2100, Chicago, Illinois	(Zip Code)
(Address of principal executive
offices)

Registrant’s telephone number, including area code (312) 466-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(a)Equity Office Properties Trust is submitting this SEC Form 8-K to file the forms of equity award agreements to be used with respect to awards of restricted shares and options granted to trustees and executive officers pursuant to the Equity Office Properties Trust 1997 Share Option and Share Award Plan, as amended, and the 2003 Share Option and Share Incentive Plan, as amended.

(b) Equity Office pays incentive compensation in the form of annual bonus awards to substantially all of its salaried employees, including executive officers. This incentive compensation is structured in a manner that is intended to motivate senior officers and all other eligible employees by linking bonus awards to company, team and individual performance. Specific company performance measures considered in bonus determinations include, but are not limited to, funds from operations, same-store net operating income, and building occupancy and customer retention relative to market performance.

Each bonus-eligible employee is assigned a target award opportunity, expressed as a percentage of the individual’s base salary. These target award opportunities range from 4% to 100% of salary depending on position and salary grade. Actual awards may be more or less than target, depending on the performance of Equity Office, the individual and, in some cases, the individual’s work group. Management makes recommendations for awards for the year based on performance for all participants except the President and Chief Executive Officer. The Compensation Committee is responsible for reviewing and approving management’s recommendations and for determining an award for the President and Chief Executive Officer. The Compensation Committee has the discretion to make these awards in cash or shares. The Compensation Committee also has discretion to determine bonus payouts at less than 100% of the target award opportunities based on partial attainment of the performance measures and other factors deemed relevant.

For the 2004 fiscal year, the Compensation Committee established that a full target bonus pool would require Equity Office’s achievement in 2004 of (1) Funds From Operations of not less than a specified dollar level per common share, and (2) tenant improvement and leasing costs of not more than a specified dollar level per square foot leased.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits:

     The exhibits are set forth on the Exhibit Index attached hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY OFFICE PROPERTIES TRUST

Date: February 22, 2005	By:	/s/ Stanley M. Stevens Stanley M. Stevens Executive Vice President, Chief Legal Counsel and Secretary

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit
No.	Description

10.1	Form of Non-Qualified Share Option Agreement for Members of the Board of Trustees
10.2	Form of Participant Summary and Restricted Share Agreement for Trustees
10.3	Form of Non-Qualified Share Option Agreement for Employees
10.4	Form of Participant Summary and Restricted Share Agreement for Employees

4